UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2016

Brixmor Property Group Inc.

Brixmor Operating Partnership LP

(Exact name of registrant as specified in its charter)

Maryland Delaware	001-36160 333-201464-01	45-2433192 80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Lexington Avenue, 13th Floor

New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 869-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 8, 2016, Brixmor Property Group Inc. (the “Company”) issued a press release which included certain information pertaining to its historical results of operations as well as other matters. The press release is furnished as Exhibit 99.1 to this Report.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibit 99.1 to this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 5, 2016, Michael A. Carroll resigned as a director of the Company, and on February 7, 2016, Mr. Carroll resigned as Chief Executive Officer of the Company, each effective immediately. On February 5, 2016, Michael V. Pappagallo resigned as President and Chief Financial Officer of the Company effective immediately. On February 7, 2016, Steven A. Splain resigned as Chief Accounting Officer and Treasurer of the Company effective immediately. In addition, each of Mr. Carroll, Mr. Pappagallo and Mr. Splain resigned from all other employment or board positions held with the Company and its subsidiaries.

(c)(d) On February 7, 2016, the Company’s board of directors appointed Daniel B. Hurwitz as the Company’s interim President and Chief Executive Officer. Also on February 7, 2016, Mr. Hurwitz was appointed as a member of the board of directors of the Company. Mr. Hurwitz, age 51, is the founder and chief executive officer of Raider Hill Advisors, LLC, a private real estate investment and retail advisory firm located in New York City. Prior to founding Raider Hill in 2015, Mr. Hurwitz served in numerous executive capacities for DDR Corp. from 1999 to 2015, culminating in the role of chief executive officer from January 2010 to December 2014. DDR Corp. is a NYSE-listed real estate investment trust that owns and manages shopping centers. Mr. Hurwitz is a member of the Board of Directors of General Growth Properties, Inc., a member of International Council of Shopping Centers (ICSC) and a former member of the ICSC Board of Trustees Executive Committee. He also previously served as a member of the NAREIT Executive Board of Governors and Governance Committee in addition to the Board of Directors of DDR Corp, CubeSmart, Sonae Sierra Brasil, SA and Boscovs Department Store, Inc. Mr. Hurwitz is a graduate of Colgate University and currently serves as Chairman of the Colgate University Board of Trustees.

There were no arrangements or understandings between Mr. Hurwitz and any other persons pursuant to which Mr. Hurwitz was selected as director or as interim President and Chief Executive Officer. Mr. Hurwitz does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Raider Hill currently provides consulting services to an affiliate of Blackstone Real Estate Advisors L.P., an affiliate of The Blackstone Group, L.P., a significant Company shareholder. While Mr. Hurwitz will continue to serve as chief executive officer of Raider Hill, he expects to dedicate substantially all of his business time to performing his duties as the Company’s interim President and Chief Executive Officer. The Company is currently negotiating an employment agreement with Mr. Hurwitz. Upon execution of that agreement, the Company will provide additional disclosure regarding those arrangements. Because he is an employee director, Mr. Hurwitz will not receive compensation as a director of the Company.

On February 7, 2016, the Company’s board of directors appointed Michael E. Cathers, age 41, as the Company’s interim Chief Accounting Officer and Treasurer. Since February 2013, Mr. Cathers has served as the Company’s Senior Vice President of Financial Accounting. From March 2012 until he joined the Company in February 2013, Mr. Cathers was the Controller for New Mountain Capital LLC, a private equity firm. From June 2009 to January 2012, Mr. Cathers was Vice President & Global Corporate Controller at GSI Commerce, Inc. Prior to that, Mr.

Cathers served as Vice President & Corporate Controller of GMH Communities Trust, a publicly-traded real estate investment trust, and as an auditor at Deloitte & Touche LLP. There were no arrangements or understandings between Mr. Cathers and any other persons pursuant to which Mr. Cathers received his appointment. Mr. Cathers does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) Pursuant to the terms of their previously executed employment agreements, in connection with their resignations each of Mr. Carroll, Mr. Pappagallo and Mr. Splain are entitled to receive base salary through the date of resignation and any earned but unpaid bonus with respect to 2015 performance. Except as discussed below with respect to their separation agreement, pursuant to the terms of their previously executed employment agreements, (i) any restricted stock unit awards (RSUs), whether or not earned or vested, and any shares underlying RSUs that have not been transferred are automatically forfeited as of the resignation date; and (ii) any LTIP units that are not vested are automatically forfeited as of the resignation date.

Each of Mr. Carroll, Mr. Pappagallo and Mr. Splain and the Company entered into a separation agreement and release (the “Separation Agreement”) in connection with their resignation from their positions with the Company. The Separation Agreements provide: (i) that the executive will continue to comply with the confidentiality and non-solicitation covenants in his employment agreement, but that the non-compete covenant will be waived; (ii) a general release by the executive of any claims, except to indemnification rights pursuant to written agreement or applicable law; (iii) that the executive will cooperate with the Company with respect to certain matters, including the transition of such executive’s responsibilities for a period of six months, and any litigation related to the executive’s services or areas of responsibility during his employment; (iv) subject to the Company’s right to claw back in the event the executive breaches certain provisions of the Separation Agreement or is found to have violated federal securities laws, the executive will receive shares of common stock or operating partnership units underlying RSU awards and LTIP awards, the performance period for which has been completed and performance targets achieved, assuming achievement of Company performance metrics at the target level and assuming individual goals are not achieved; (v) with respect to Mr. Carroll’s Separation Agreement, Mr. Carroll will receive operating partnership units underlying an LTIP award that relate to a Company performance objective that has already been achieved, subject to such performance objective remaining achieved at December 31, 2016, and (vi) other customary separation agreement provisions.

The foregoing description of the Separation Agreements does not purport to be complete and is qualified in its entirety by reference to the Separation Agreements entered into with each of Mr. Carroll, Mr. Pappagallo and Mr. Splain, copies of which are attached to this report as exhibits 10.1, 10.2 and 10.3, respectively.

Item 8.01	Other Events.

The management changes described above follow the completion of an Audit Committee review that began after the Company received information in late December 2015 through its established compliance processes. In response to this information, the Audit Committee engaged outside legal counsel and an independent forensic accounting firm to assist with the review. The review led the Company’s board of directors to conclude that specific Company personnel, in certain instances, were directly involved and/or supervised persons directly involved in smoothing income items between reporting periods in a manner contrary to GAAP in an effort to achieve consistent quarterly same property net operating income growth, an industry non-GAAP financial measure. The Company’s board of directors and its outside advisors are continuing to assess whether any further remediation is appropriate with respect to the Company’s internal reporting controls and procedures.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are attached to this Current Report on Form 8-K

Exhibit No.	Description

10.1	Separation Agreement and Release, dated February 7, 2016 by and between the Company and Michael A. Carroll

10.2	Separation Agreement and Release, dated February 5, 2016 by and between the Company and Michael V. Pappagallo

10.3	Separation Agreement and Release, dated February 7, 2016 by and between the Company and Steven A. Splain

99.1	Press release issued February 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BRIXMOR PROPERTY GROUP INC.

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President, General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

By: Brixmor OP GP LLC, its general partner

By: BPG Subsidiary Inc., its sole member

By:	/s/ Steven F. Siegel
Name:	Steven F. Siegel
Title:	Executive Vice President, General Counsel and Secretary

Date: February 8, 2016